Exhibit 5.1

Alston&Bird llp

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8887

www.alston.com

November 12, 2014

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Re:	Registration Statement on Form S-3, filed with the Securities and Exchange Commission on November 12, 2014, relating to the Seacoast Banking Corporation of Florida Dividend Reinvestment and Stock Purchase Plan.

Ladies and Gentlemen:

We have acted as counsel to Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), in connection with the Company’s filing of the above- referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), for issuance and sale by the Company in accordance with the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

We are furnishing this opinion letter to you pursuant to Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the Company’s Board of Directors or committees thereof, or other appropriate governing bodies of the Company, the Company’s Articles of Incorporation and Bylaws (in each case, as amended and/or restated), certificates of the Company’s officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based), certificates of public officials, the Registration Statement (including the prospectus contained therein describing the Plan) and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Seacoast Banking Corporation of Florida

November 12, 2014

As to certain factual matters relevant to this opinion letter, we have relied upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinions set forth herein are limited to the federal laws of the United States and the Florida Business Corporation Act, and we do not express any opinion herein concerning any other laws.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1)	The Shares to be issued by the Company under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the registration and issuance of the Shares under the Registration Statement and the Plan, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated herein. Our opinion expressed herein is made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Seacoast Banking Corporation of Florida

November 12, 2014

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Alston & Bird LLP

ALSTON & BIRD LLP